UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2010

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-32935	88-0331369
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

9320 Priority Way, Indianapolis, Indiana	46240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.07 Submission of Matters to a Vote of Security Holders

Arcadia Resources, Inc. (the “Company”) held its Annual Meeting of Stockholders on Thursday, July 29, 2010. The following is a summary of the sole matter voted on at the meeting as described in detail in the Company’s definitive Proxy Statement filed on June 28, 2010, and the voting results for such matter.

1.	The nominee for the Class C director position to serve a three-year term to expire at the annual meeting of shareholders in 2013 as follows:

Nominee	For	Withheld
Peter A. Brusca	93,998,335	1,791,924

Section 8 Other Events

Item 8.01 Other Events

On July 29, 2010, upon recommendation of the Nominating and Governance Committee of the Company’s Board of Directors, current director John T. Thornton was appointed as Lead Independent Director of the Board of Directors to serve in such capacity until a successor should be appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By:	/s/ Matthew R. Middendorf

Matthew R. Middendorf

Its:	Chief Financial Officer, Treasurer and Secretary

Dated: August 4, 2010